Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Coca-Cola HBC AG, a stock corporation (Aktiengesellschaft / société anonyme) organized under the laws of Switzerland, Kar-Tess Holding, a Société à responsabilité Limitée organized under the laws of Luxembourg, Boval S.A., a corporation organized under the laws of Luxembourg, Usoni S.A., a corporation organized under the laws of Panama, O&R Holdings Ltd., a corporation organized under the laws of the British Virgin Islands, George A. David, Anastasios P. Leventis, Haralambos K. Leventis and Anastassis David, agree to the joint filing of a statement on Schedule 13D in respect of the ordinary shares of Coca-Cola Hellenic Bottling Company S.A., including any amendments thereto, further agree that this joint filing agreement be included as an exhibit to such Schedule 13D, and have duly executed this joint filing agreement as of the date set forth below.

Dated: February 25, 2013	COCA-COLA HBC AG

	By:	/s/ Robert Ryan Rudolph
	Name:	Robert Ryan Rudolph
	Title:	Director and Principal Executive, Financial and Accounting Officer

Dated: February 25, 2013	KAR-TESS HOLDING

	By:	*
	Name:	Danielle Schroeder
	Title:	Director

	By:	/s/ Robert Ryan Rudolph
	Name:	Robert Ryan Rudolph
	Title:	Director

Dated: February 25, 2013	BOVAL S.A.

	By:	*
	Name:	Danielle Schroeder
	Title:	Director

	By:	*
	Name:	Michael Staub
	Title:	Director

Dated: February 25, 2013	USONI S.A.

	By:	*
	Name:	Michael Staub
	Title:	Director

Dated: February 25, 2013	O&R HOLDINGS LTD.

	By:	/s/ Robert Ryan Rudolph
	Name:	Robert Ryan Rudolph
	Title:	Director

Dated: February 25, 2013		*
	Name:	George A. David

Dated: February 25, 2013		*
	Name:	Anastasios P. Leventis

Dated: February 25, 2013		*
	Name:	Haralambos K. Leventis

Dated: February 25, 2013		*
	Name:	Anastassis David

Dated: February 25, 2013	By:	/s/ Robert Ryan Rudolph
Robert Ryan Rudolph
Attorney-in-Fact